UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2019

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 1, 2019 (the “Effective Date”), Francesca’s Services Corporation (“FSC”), a wholly-owned subsidiary of Francesca’s Holdings Corporation (the “Company”), entered into a Retention Agreement with Kelly Dilts, the current Executive Vice President and Chief Financial Officer of the Company and FSC (the “Agreement”). Pursuant to the Agreement, in order to provide additional incentive for Ms. Dilts to remain in the employ of FSC following the Effective Date, FSC has agreed to pay Ms. Dilts $380,000 if (i) Ms. Dilts is still employed by FSC on the first anniversary of the Effective Date (the “Service Date”) or (ii) Ms. Dilts’ employment has been terminated by FSC without “good cause” (as defined in the Agreement), or by Ms. Dilts with “good reason” (as defined in the Agreement), prior to the Service Date (the date of such termination, the “Termination Date”). Such payment will be payable on the earlier to occur of the Service Date and the Termination Date, and will not be payable if neither the Service Date nor the Termination Date occurs. In consideration of FSC’s obligations under the Agreement and other compensation payable to Ms. Dilts during the term of Ms. Dilts’ employment with FSC, Ms. Dilts has agreed that Ms. Dilts will continue to diligently perform her duties for FSC after the Effective Date.

The foregoing summary of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Retention Agreement, dated as of April 1, 2019, by and between Francesca’s Services Corporation and Kelly Dilts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: April 3, 2019	By:	/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel & Secretary